UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2023

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37756	90-0632193
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix,	Arizona		85027
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2023, Global Water Resources, Inc. (the “Company”) appointed Christopher D. Krygier as the Company’s Chief Operating Officer, effective immediately.

Mr. Krygier, age 39, previously served as the Company’s Chief Strategy Officer since June 2020. Mr. Krygier brings over 15 years of experience in operations management, regulatory strategy, and capital deployment for large projects and transactions, along with multi-state experience and industry knowledge. Prior to joining the Company, Mr. Krygier held various roles at Liberty Utilities (subsidiary of Algonquin Power & Utilities Corporation) from March 2012 to June 2020. As Director of Operations, Mr. Krygier oversaw approximately 75,000 water/wastewater utility customers in Arizona and Texas, from late 2018 to mid-2020; as Director of Rates and Regulatory Affairs, he oversaw all regulatory commission activities for six states and approximately 330,000 customers, from early 2017 to late 2018; and as Director of Regulatory and Government Affairs, he oversaw regulatory commission activity for three states and approximately 55,000 customers from late 2013 to late 2017. He has extensive experience representing utilities before the Arizona Corporation Commission, other public utility commissions, and municipal and county governments regarding the formulation of policy, rates, and regulations. Mr. Krygier holds a Master of Business Administration and a Bachelor of Science in Economics from Arizona State University’s W.P. Carey School of Business, is a Certified Management Accountant and a CFA charterholder.

There are no arrangements or understandings between Mr. Krygier and any other person pursuant to which he was appointed to serve as the Company’s Chief Operating Officer. There are also no family relationships between Mr. Krygier and any director or executive officer of the Company, and Mr. Krygier does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment, the Company and Mr. Krygier entered into an amendment to his current employment agreement (the “Amendment”) to increase his annual base salary to $250,000 and to reflect his new title as the Company’s Chief Operating Officer. All other terms of Mr. Krygier’s employment agreement remain the same.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(i)Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement with Christopher D. Krygier, dated February 6, 2023
99.1	Press release of Global Water Resources, Inc., dated February 6, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: February 10, 2023	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer
February 10, 2023